                                                                 EXHIBIT 10.29

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED









                                    AGREEMENT
                                     BETWEEN
                       AMERICAN SUPERCONDUCTOR CORPORATION
                                       AND
                 ABB TRANSMISSION & DISTRIBUTION TECHNOLOGY LTD.

                                    AGREEMENT

     This Agreement is entered into and shall be effective as of April 1, 1997 ("Effective Date") by and between ABB Transmission & Distribution Technology Ltd., a corporation of Switzerland, with its principal office at Affolternstrasse 52, CH-8050 Zurich, Switzerland (hereinafter referred to as "ABB") and represented in the U.S.A. by ABB Power T&D Company Inc., its agent and American Superconductor Corporation, a Delaware Corporation with offices at Two Technology Drive, Westborough, MA 01581, (hereinafter, together with its Affiliates, "ASC").

                                   DEFINITIONS

     In this Agreement the terms listed below have the following meanings:

     D.1 ASC BACKGROUND TECHNOLOGY. All AC and HRS HTS wire discoveries, inventions, data, computer programs and documentation conceived or first reduced to practice by ASC prior to the effective date of this Agreement or outside the course of the Work and incorporated into the Deliverables or AC and HRS HTS wire.

     D.2 ASC INTELLECTUAL PROPERTY RIGHTS. All intellectual property rights in the Technology, including without limitation all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, and all applications and registrations with respect thereto.

     D.3 ASC BACKGROUND INTELLECTUAL PROPERTY RIGHTS. All intellectual property rights in ASC Background Technology, including with out limitation all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets and all applications and registrations with respect thereto.

     D.4 DATA. Books, records, reports, articles, research notes, charts, graphs, comments, computations, analyses, blueprints, specifications, drawings, recordings, photographs, samples of materials, and other graphic or written data generated in connection with the Work.

     D.5 THIRD PARTY INFORMATION. Copyrighted works or proprietary or confidential information of a third party.

     D.6 ASC PRIOR INVENTION. Any invention or know-how made or developed by ASC and/or licensed to ASC prior to the date of this Agreement or outside the course of the Work.

     D.7 ASC CONFIDENTIAL INFORMATION. Information concerning ASC business and technology and related information which is confidential or proprietary to ASC.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


     D.8 ABB CONFIDENTIAL INFORMATION. Information concerning ABB's or ABB Affiliates' business and technology and related information which is confidential or proprietary to ABB or ABB Affiliates.

     D.9 i) ABB PATENTS. ABB's patents, and the associated knowledge necessary to apply the patents, developed prior to and during the course of the Work, relating to the design and manufacture of AC and HRS HTS wires for application in Transformers.

          ii) ABB AFFILIATES' PATENTS. ABB Affiliates' patents, and the associated knowledge necessary to apply the patents, developed prior to and during the course of the Work, relating to the design and manufacture of AC and HRS HTS wires for application in Transformers.

     D.10 TRANSFORMER. An electromagnetic device comprising a magnetic circuit and both input and output windings and with primary winding voltages of [**] class or greater, a [**] and power ratings of [**] and both with and without a [**] included in the [**]. This shall include alternating current ("AC") [**] for [**] and [**] system transformers and [**] with primary voltages of [**] and above and power ratings of [**] and above and all for transmission and distribution of electric power. This shall not include other power devices such as [**].

     D.11 AFFILIATES. With respect to either ABB or ASC shall mean any entity in which ABB or ASC or their parent company(ies) (one or more parent companies in an upward series) shall at the time in question directly or indirectly own fifty percent (50%) or more of the shares or other interest carrying fifty percent (50%) or more of the voting power to elect directors or other managers of the said entity.

     D.12 AC WIRE. HTS Wire which can maintain low alternating current ("AC") losses in a [**].

     D.13 HRS WIRE. HTS Wire with high longitudinal resistivity sheathing in the [**].

     D.14 WORK. The technical work done under this Agreement and as further set forth in Article 1, Subarticle 1.1.

     D.15 TECHNOLOGY. All discoveries, inventions, data, computer programs and documentation conceived or first reduced to practice by ASC in the course of the Work.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

     D.16 CURRENT LIMITER. A stand-alone device or component for limiting fault currents in electric power transmission and distribution systems using high temperature superconductor wires. This can be[**] but is not part of the transformer winding. Transmission Current Limiters are designed for preventing fault overload in power transmission systems operating at voltages [**], and distribution Current Limiters are designed for preventing fault overload in systems which operate at voltages [**].

     D.17 HTS. High temperature superconductors for use at [**].

     D.18 ASC FISCAL YEAR. The ASC Fiscal year goes from April 1 of the previous year to March 31 of the following year. E.g. April 1, 1997-March 31, 1998 is the 1998 Fiscal year.

     D.19 LINE TRANSMISSION AND DISTRIBUTION FIELD. The field of line transmission and distribution of (i) electrical power from at least one point to another and (ii) electrical control signals, where "Line Transmission and Distribution" means transmission and distribution by cable, wire or the like physical link in the form of an elongated conductor which is used to transport electrons, provided however that this field does not include [**] when used for the generation of magnetic fields. Certain cables for the transmission of [**] are included in the Line Transmission and Distribution Field.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

                                   BACKGROUND

     B.1 ABB is organized to manufacture, sell and conduct and, as it deems appropriate to engage others to conduct research and development with respect to the transmission, distribution, and utilization of electric energy.

     B.2 ASC has in the past and is presently equipped and qualified to perform research, manufacturing and development in the area of high temperature superconductors ("HTS"). ASC also has expertise in HTS wire current leads, coil design, coil manufacturing and cryointegration and can be a potential supplier of these technologies and products. ASC also desires to be in the business of development, manufacturing and the offering for sale of Current Limiters.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


     B.3 ABB and ASC, from time-to-time have been working together since April 1, 1996, and it is understood by both parties that the cost for HTS wire development will be more than [**], and that there are significant technical and business risks related to this development. Therefore, to offset some of ASC's development cost for AC and HRS wire, ABB desires to contribute to the cost of additional research and development by ASC as described herein, and to have the results thereof made available to ABB under this agreement.

     B.4 ABB's primary purpose in entering into this Agreement is for ASC to develop and make available to ABB certain information and deliverables, and to establish various pricing discount rights with respect thereto, for the benefit of ABB.

     B.5 Outside of this Agreement, ABB will be responsible for design, development, manufacturing and marketing of Transformers and any other devices (except for [**]) in which ABB may wish to develop using the AC and HRS HTS wire developed under this Agreement, including the necessary research and development of the [**] as appropriate.

     B.6 Under this Agreement ASC will be responsible for the development, manufacturing and delivery to ABB of the AC and HRS HTS wire that will meet certain performance targets as provided for under the Schedule to this Agreement. ASC will also collaborate closely with ABB in the test of wire and subset model coils and other relevant physical measurements to ensure that the wire meet ABB specifications.

     B.7 ASC and Electricite de France ("EDF") are establishing a separate agreement ("ASC/EDF Separate Agreement") whereby EDF will provide certain development funding directly to ASC for the development of the AC and HRS HTS wires. Under the ASC/EDF Separate Agreement ASC may share certain information with EDF resulting from the Work undertaken as a part of this Agreement. All such shared information will be governed by the provisions of Article 9, Subarticle 9.2.

     B.8 It is understood that ASC has the right to sell AC and HRS HTS wires developed under this Agreement to third parties, and ABB has the right to purchase any HTS wires from third parties.

     B.9 ASC and Pirelli Cavi S.p.A. ("Pirelli") entered into a separate agreement dated October 1, 1995 granting Pirelli: certain exclusive licenses in the Line Transmission and Distribution Field; a right of first negotiation concerning research directed to the development, manufacture, installation or operation of products which are designed to

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


be used for transmission of voice, data, or video signals; a one-time only right to enter into an agreement based on an ASC proposal for research and development and commercial exploitation of Transmission Current Limiters; and a right of first refusal for any third party agreement for the research and development and commercial exploitation of Transmission Current Limiters.

                              OBJECTS OF AGREEMENT

     O.1 The overall objective of this Agreement is to develop AC and HRS HTS wires for application in Transformers at [**]. ABB anticipates that the development of these wires in the timeframe defined in this Agreement and with the performance characteristics indicated herein, will permit prototype Transformers in the range of [**] to be available for field installation and evaluation in the years [**] with Transformers in the range of [**] available commercially in the [**] timeframe.

     O.2 The parties recognize their mutual interdependence under this Agreement, and that it is in the best interest of both Parties to work together to achieve its overall objective. It is expected that the successful completion of this Agreement will result in further joint efforts to enhance and extend the technology developed under this Agreement. ASC and ABB acknowledge that they are independent parties and that no partnership, joint venture or other joint arrangement has been expressly or impliedly agreed to under this agreement and that nothing in this agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligations on behalf of or in the name of the other, except as expressly set forth herein.

                                    ARTICLE 1

     PERFORMANCE OF THE WORK

     1.1 WORK. ASC shall use its best efforts, within commercially reasonable limits, to perform the work (the "Work") and deliver the deliverables (the "Deliverables") set forth in the Statement of Work in the schedule attached hereto and made a part hereof (the "Schedule") within the "Budget" as defined in Subarticle 2.3 below. The Work shall be performed by ASC under the general direction of the project review board (The "PRB") as defined in the Schedule - Attachment C.

     1.2 PERIOD OF PERFORMANCE. ASC shall use its best efforts, within commercially reasonable limits, to complete the Work, including submission of technical reports within the time period(s) set forth in the Schedule (the "Period of Performance") and within the Budget.

     1.3 PROJECT MANAGERS. A project manager will be designated by ABB (the "ABB Project Manager") and by ASC (the "ASC Project Manage") as defined in the Schedule. ABB and ASC, at any time, may designate a new project manager by written notice to the other party. The ASC Project Manager will maintain contact with the ABB Project Manager during the Period of Performance. ASC will provide briefings on the progress of the Work, in addition to the reports required by this Agreement, as reasonably requested by the ABB Project Manager. Reports, communications, and questions of a technical nature shall be transmitted to the ABB Project Manager at the address set forth in Article 16. Matters of a contractual nature, including but not limited to Agreement terms, annual funding, the Period of Performance and issues affecting the Budget (as defined in Subarticle 2.3 below), shall be sent to the ABB Project Manager in accordance with Article 16 of this Agreement with an information copy to the ABB Business Development Manager.

     1.4 FORCE MAJEURE. ASC shall not be liable for failure to perform or delay in performance resulting solely from one or more of the following conditions: from acts of God, acts of civil or military authority, acts (including delays or failures to act) of any governmental authority, insurrection or riot, fire, strike, work stoppage or other labor difficulties, failure or delay beyond ASC's reasonable control in obtaining necessary materials from usual sources, or any cause beyond ASC's reasonable control.

     1.5 COST OF EXCUSABLE DELAYS. The entire cost of any measures taken at the request of ABB to overcome such excusable delay or delays will be for ABB's account above the Budget defined in the Schedule.

                                    ARTICLE 2

     COSTS

     2.1 COST REIMBURSEMENT. ABB shall reimburse ASC for all costs incurred in the performance of the Work, subject to the limitations contained below in this
Article 2, and Article 3 of this Agreement.

     2.2 BEST EFFORTS. ASC agrees to use its best efforts, within commercially reasonable limits, to perform the Work within the "Budget" as set forth in
Article 2, Subarticle 2.3.

     2.3 BUDGET. The total project budget (The Budget) is set forth in the Schedule. ABB's commitment of funds for each contract year is set forth in the Schedule. ABB shall not be obligated for costs in excess of that set forth in The Budget. A Joint Steering Committee as set forth below in this Subarticle 2.3, shall have the authority to revise the

Budget based on recommendations of the Project Review Board (PRB). The composition and duties of the PRB are set forth in Attachment C to this Agreement. A Joint Steering Committee will be established to coordinate joint business opportunities and to give directions to the PRB, and to review progress and approve recommendation by the PRB with respect to milestones and budgets. This Committee will meet annually or more frequently as needed. The Joint Steering Committee shall be composed of two representatives for each party.

     2.4 ACCOUNTING PROCEDURES. ASC's costs shall be determined on the basis of ASC's accounting system, procedures and practices employed as of the effective date and during the performance of this Agreement; provided that ASC shall use generally accepted accounting principles and cost reimbursement practices.

     2.5 ALLOWABLE COSTS. The costs for which ASC shall be reimbursed under this Agreement include all costs, direct, indirect and overhead incurred in the performance of the Work. Costs must be incurred within the Period of Performance, except for an amount equivalent to that paid by ABB to ASC prior to the Period of Performance specified in the Schedule. Factors to be considered in determining whether an individual item of cost is allowable includes (i) reasonableness of the item, (ii) allocability of the item to the Work, (iii) ASC's use of generally accepted accounting principles, and (iv) the other terms and conditions of this Agreement. ABB and ASC will finalize the direct, indirect and overhead rates as promptly as practicable in accordance with procedures followed by ASC and acceptable to the ABB Corporate Audit Manager. ABB agrees that the indirect and overhead rates will be consistent with the established practices and procedures utilized by ASC for its cost reimbursement contracts with other corporate partners.

     2.6 AUDIT RIGHTS. ASC shall maintain books, records, documents, and other evidence based on the procedures set forth above, sufficient to reflect properly all costs incurred in performing this Agreement. The audit of corporate allocations will be limited to the supporting documentation at the division(s) performing the Work. A certified public accounting firm designated by ABB, from a list of such firms as proposed by ASC, may audit such accounting records at all reasonable times with prior notice by ABB. ABB shall bear the expense of such audits. It is the intent of the parties that such audits shall ordinarily be performed not more frequently than once every twelve (12) months during the performance of the Work. The certified public accounting firm conducting the audit will certify the accuracy of ASC's costs, calculations and appropriateness of the allocation methodology. Such accounting firm will be required to execute an appropriate confidentiality agreement.

                                    ARTICLE 3

     PAYMENTS

     3.1 INVOICING. Invoices shall be submitted in advance on a quarterly basis in triplicate as set forth in the Schedule. The period of time covered, including the beginning and ending dates, must be specified on each invoice. The invoice will reflect the payments to be made by ABB as reflected in the Schedule. Actual cost and planned expenditures will be reviewed at the PRB meetings.

     3.2 PAYMENTS. Subject to the provisions of Article 2, ABB shall pay ASC the total amount of each invoice received and approved by ABB. Requests for payment with accompanying invoices shall refer to the ABB research project number and shall be submitted by ASC to the attention of the ABB Accounts Payable. ABB's payments shall be directed to AS C's address shown on the invoice unless the parties agree otherwise. If ABB has not paid an invoice within ninety (90) days of receipt by ABB, or ABB has not notified ASC of the problem(s) associated with such invoice, a finance charge of one percent (1.0%) per month, or part thereof, shall accrue and be paid by ABB.

                                    ARTICLE 4

     REPORTS

     4.1 TECHNICAL PROGRESS REPORTS. ASC shall submit technical progress reports to the ABB Project Manager at such regular intervals as are set forth in the Schedule. Such reports shall be in sufficient detail to disclose Work accomplished and results achieved during the reporting period. In addition, such reports shall include a summary in non-technical language which briefly describes the Work and sets forth the important results and contents of the report. Insofar as it has a right to do so, and disclosing information deemed to be confidential information, in accordance with Article 9.2, ASC shall endeavor to keep ABB generally informed in such reports as to the development of work performed by ASC for its own account or in connection with research contracts in effect with others, when such work is pertinent to the Work hereunder.

     4.2 REPORT DISTRIBUTION. All technical reports of any nature developed and furnished under this Agreement are intended solely for the purpose of communicating and transferring information relating to research and are subject to Article 9 of this Agreement. Technical progress and preliminary reports furnished by ASC to ABB hereunder and any report resulting from this Agreement may be distributed to ABB's Affiliates subject to Article 9 of this agreement.

     4.3 ADMINISTRATIVE/FINANCIAL REPORTS. ASC shall provide administrative and financial reports as set forth in the Schedule.

                                    ARTICLE 5

     DATA

     ASC agrees to maintain the Data in sufficient detail to properly reflect all Work done and results achieved in the performance thereof. Ownership of all Data produced, generated or procured under this Agreement, including under any subcontracts, shall be as provided in Subarticle 7.1.

                                    ARTICLE 6

     COMPUTER PROGRAMS

     6.1 OWNERSHIP. Title and ownership of computer programs copyrights and patents therein, shall be as provided in Subarticle 7.1.

     6.2 SECURITY. If ASC uses computer software of any kind (designed for workstations or personal computers) in the performance of the Work, including but not limited to development thereof, ASC shall systematically check all such computer software against computer virus contamination. ASC shall check all such computer software before transmittal of any computer software outside of the development environment and in a manner acknowledged by ABB to be accepted industry practice.

                                    ARTICLE 7

     INTELLECTUAL PROPERTY RIGHTS

     7.1 OWNERSHIP.

     (i) Subject to the provisions of Subarticles 7.1(ii), (iii), 7.3 and 7.4 below, relating to ABB Patents, third party rights or ASC's abandonment of the development technology, ASC shall own exclusively all right, title, and interest in and to Technology, and ASC Intellectual Property Rights therein.

     (ii) ABB agrees to grant and hereby grants to ASC a nonexclusive, worldwide license, to incorporate ABB Patents in AC and HRS HTS wires (a) royalty free to ASC for AC and HRS HTS wires sold to ABB or ABB Affiliates, and (b) royalty bearing for sales or use by other than ABB or ABB Affiliates on terms to be mutually agreed upon in the future.

     (iii) ABB endeavors to obtain for ASC a nonexclusive, world-wide license to incorporate ABB Affiliates' Patents in AC and HRS HTS wires, (a) royalty free to ASC for AC and HRS HTS wires sold solely to ABB or ABB Affiliates, and (b) royalty bearing for sales or use by other than ABB or ABB Affiliates on terms to be agreed upon with the ABB Affiliates.

     (iv) In the event of a joint invention, such joint invention shall be jointly owned by ABB and ASC. In the event of a joint invention among ABB, ASC and a third party, such joint invention shall be jointly owned by ABB, ASC and such third party.

     The parties shall mutually determine under the auspices of the PRB and, if a third party inventor is included, in coordination with the third party, whether or not application(s) for patents shall be filed, the party which will prepare, file and manage such application and the country or countries in which the same are to be filed. Unless otherwise agreed, all expenses incurred for filing and prosecution of such joint invention applications shall be divided equally between the parties.

     Each joint owner shall possess an equal and undivided interest in any joint invention, with the unrestricted right to make, have made, use, sell, license and sublicense the invention without accounting to the other joint owners. Items which may be joint inventions will be reviewed at each PRB meeting.

     (v) ASC hereby grants to ABB and ABB Affiliates an irrevocable, exclusive, perpetual, worldwide, royalty-free license in the field of Transformers, under all ASC Intellectual Property Rights relating to Transformers except those relating to AC and HRS HTS Wire to make, have made, use and sell Transformers incorporating this portion of the Technology. ASC agrees to grant and hereby grants to ABB and ABB Affiliates a non-exclusive, worldwide license in the field of Transformers under all ASC Background Intellectual Property Rights relating to Transformers except those relating to AC and HRS HTS Wire to make, have made, use and sell Transformers incorporating these portions of the ASC Background Intellectual Property Rights (a) royalty-free for Transformers made from AC and HRS HTS Wire purchased from ASC, and (b) royalty-bearing for Transformers made from third party wire on terms to be mutually agreed upon in the future.

     7.2 NO CLAIM. The Parties agree that they will not assert or establish or assist any third party with respect to any claim for intellectual property rights inconsistent with those granted to ABB or ASC herein.

     7.3 INCORPORATION OF ASC PRIOR INVENTION. If ASC incorporates into Deliverables or AC or HRS HTS Wire any ASC Prior Invention, such ASC Prior Inventions shall become part of the ASC Background Intellectual Property Rights licensed by ASC to ABB in Section 7.4 ii) below, to the extent that ASC has the right to do so and shall otherwise become subject to the provisions of 7.4 iii).

     7.4 LICENSING. ASC agrees to grant and does hereby grant to ABB to the extent that ASC may grant such licenses and undertake such obligations without breach of law, i) an irrevocable, exclusive, perpetual, worldwide, royalty free license, with rights to sublicense, under ASC Intellectual Property Rights to make, have made, use and sell products incorporating Technology in the field of Transformers and, to make, have made, use and sell AC and HRS HTS Wire incorporating Technology (except for products in the Line Transmission and Distribution Field) and, ii) an irrevocable non-exclusive, perpetual, worldwide, royalty free license, with rights to sublicense, under ASC Background Intellectual Property Rights, to make, have made, use and sell products in the field of Transformers, and, to make, have made, use and sell AC and HRS HTS Wire incorporating Technology (except for products in the Line Transmission and Distribution Field) and iii) if ASC knowingly after a reasonable investigation incorporates into the Technology Third Party Information, ASC agrees to use reasonable efforts at an appropriate time and at a reasonable cost for the value obtained, to obtain a non-exclusive license for ABB to use such Third Party Information; provided, however, that the foregoing grants and obligations shall only apply in the event that ASC abandons AC and/or HRS HTS wire technology or the Technology as evidenced by, i) an inability to fill orders based on mutually agreed specifications and delivery dates at the time of a firm purchase order from ABB for a period of eighteen months, during the duration of this Agreement or for commercial orders for 10 years thereafter, provided, ABB has supported the development effort at ASC through commercialization as set forth in this Agreement, and as long as ASC has provided them, ABB has purchased ninety percent (90%) of its requirements of AC and HRS HTS wires for Current Limiters and Transformers from ASC for commercialization; or, ii) ASC's notification to ABB in writing that they will no longer supply AC and HRS HTS wires; or iii) termination of this Agreement under the provisions of Article 15, Subarticles
15.3 or 15.4. or, (iv) ASC rejects this Agreement pursuant to section 365 of the United States Bankruptcy Code. In the event the licence in this paragraph is exercised, the Technology will be supplied to ABB to the extent necessary through training and in documentary form in sufficient detail to be self-explanatory, consistent with provisions of subarticle 18.7 and so as to enable one skilled in the art, to make, use and sell AC and HRS HTS Wire incorporating the Technology and ASC Prior Invention, and this may include multiple week visits by ABB or its authorized representative to the ASC facilities where the Work is done to observe the Work in sufficient detail to make use of the Technology.

     7.5 LICENSING TO EDF AFTER ASC ABANDONMENT OF TECHNOLOGY. In the event that ASC abandons AC and/or HRS HTS wire technology or the Technology under the conditions set forth in Section 7.4 above, and ABB exercises its rights under
Section 7.4 above, ABB, contingent upon EDF continuing the funding of ABB or whomever ABB selects to continue with the completion of the Work, or has fully funded the Work as set forth under the ASC/EDF Separate Agreement, agrees to grant and does hereby grant to EDF the same rights provided to EDF as set forth in the ASC/EDF Separate Agreement, Article 4: Pay-back, section 4.3 Royalties and section 4.4 Commercial Discounts; Such Article and Sections are set forth in Attachment D.

     7.6 ABB agrees that no AC or HRS HTS wires developed under this Agreement, no HTS wires sold to it or its Affiliates by ASC, and no AC or HRS HTS wires manufactured by it or for it or its Affiliates under any license granted by ASC or using any Technology developed hereunder will be used for products in the [**].

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                                    ARTICLE 8

     INTENTIONS AND EXPECTATIONS OF THE PARTIES

     8.1 BUSINESS PLAN FOR HTS BASED POWER TRANSFORMERS

     a) Outside of this Agreement ABB has successfully demonstrated a 630 kVA, HTS transformer based on DC HTS wires supplied by ASC, in the first quarter of 1997.

     b) ABB and/or it's Affiliate(s) plan to have in place an agreement with a third party (or parties) to provide funding support to ABB for the HTS transformer prototype development and construction.

     c) ABB and/or its Affiliate(s) plan to deliver [**] HTS transformer prototypes for markets in Europe and the United States in [**].

     8.2 BUSINESS PLAN FOR HTS WIRE PRODUCTION.

     By [**], ABB and ASC will develop a business plan that will project the potential for HTS wires, the timing of beta test sites, the timelines for commercialization etc. Two years before the expected commencement of either commercial sales or sale of prototypes, the parties will develop a procedure to be followed for forecasting and meeting the future needs of ABB and facility requirements of ASC on an ongoing basis. Once ABB and ASC have agreed to the forecast and delivery requirements, ABB will be given "preferred availability" rights and ASC will first meet the ABB requirements for the AC and HRS HTS wire before other customers for AC and HRS HTS wire. This preferred availability right will be for the same period as the price discount in section 8.3 a). As part of this business plan the parties will mutually agree on the definition of commercial sale.

     8.3 COMMERCIAL DISCOUNTS

     a) ASC will provide to ABB and ABB Affiliates, an irrevocable right to at least a [**] price discount from the lowest commercial price available from ASC for similar quantities for all commercial products purchased from ASC which embody the Technology. However, since ASC has agreed to discount certain transactions concerning the [**] in consideration of EDF's development funding for the HRS and AC HTS conductor Work, ASC shall have the right to assign a [**] to the EDF development

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

funding as a portion of [**] of these transactions only. Thus, ABB agrees that no [**] under this section 8.4 shall be applied to the [**] price. The ABB price discount will apply until such time as ABB [**] to ASC under this Agreement or [**] from the [**] of HTS commercial conductors [**], whichever is the earliest.

     b) In further recognition of ABB's contribution to the development of AC and HRS HTS wires, ASC agrees that at no time will any royalties payable or paid by ASC to EDF on AC or HRS HTS wires under the ASC/EDF Agreement be considered in determining the price of such wires offered for sale or sold to ABB or ABB Affiliates.

     8.4 DISCOUNTS ON DEMONSTRATION AND PROTOTYPE WIRE

     a) ASC understands that it is ABB's goal that, in the period of the Agreement the total cost to ABB of the HTS conductor purchased for any demonstration Transformer system shall not exceed [**] of the total cost of the demonstration Transformer system to ABB. The conductors produced during this period will be demonstration and prototype conductors, not commercial conductors. During this period ASC agrees that if the applicable discount offered to ABB under Article 8.4 b) or 8.4 c) results in a total HTS conductor cost for any demonstration Transformer system which exceeds ABB's [**] goal, ASC will increase its discount by up to an additional [**] to meet ABB's [**] goal. In the event that the total cost to ABB of the HTS conductor is still greater than [**] of the total cost of the demonstration Transformer system to ABB, both ASC and ABB will share the remaining cost difference equally between them. ASC's fully loaded HTS conductor cost and the total cost of ABB's demonstration Transformer system will be based on GAAP accounting.

     b) In the period of the Agreement ASC will offer to ABB wires based on the Technology for the first prototype transformer, "EDF Transformer", and any associated experimental coils at a [**] discount to the ASC fully loaded cost per unit for use in the field of Transformers. The fully loaded cost will be based on GAAP accounting.

     c) In the period of the Agreement ASC will offer to ABB wires based on the Technology for the second prototype transformer, "SCE transformer", and any associated experimental coils a [**] discount to the ASC fully loaded cost per unit or, if in effect at that time, the established market price for such wires for the use in the fields of Transformers.

                                    ARTICLE 9

         CONFIDENTIALITY AND RESTRICTIONS ON DISCLOSURE AND USE

     9.1 ABB INFORMATION.

     a) ASC acknowledges that during the term of this Agreement it may be exposed to certain information concerning ABB's business and technology and related information which is confidential or proprietary to ABB. All ABB CONFIDENTIAL INFORMATION shall be marked by ABB as "ABB CONFIDENTIAL". ASC shall protect and maintain such ABB CONFIDENTIAL INFORMATION in the same manner and to the same degree it protects its own confidential information, but in no event with less than reasonable care.

     b) ASC agrees that during the term of this Agreement and for a period of ten (10) years, thereafter unless both parties agree to extend the period beyond ten (10) years, it will not use any ABB CONFIDENTIAL INFORMATION except in accordance with the provisions and for the purposes of this Agreement, and will not disclose any ABB CONFIDENTIAL INFORMATION to any third party without the prior written consent of ABB.

     9.2 ASC INFORMATION. The parties contemplate that in the performance of the Work ASC may furnish information to ABB that is confidential or proprietary to ASC. ASC shall clearly mark it as "ASC CONFIDENTIAL INFORMATION". ABB shall protect and maintain such ASC CONFIDENTIAL INFORMATION in the same manner and to the same degree it protects its own confidential information, but in no event with less than reasonable care. ABB agrees that during the term of this Agreement and for a period of ten (10) years, thereafter unless both parties agree to extend the period beyond ten (10) years, ABB or ABB Affiliates with a need to know only will not use any ASC CONFIDENTIAL INFORMATION except in accordance with the provisions and for the purpose of this Agreement, and will not disclose any such ASC CONFIDENTIAL INFORMATION to any third party (except to ABB Affiliates who require access to such information and who agree to be bound by Article 9) without the prior written consent of ASC. The Technology, when marked confidential will be treated as such by the parties, except that information strictly related to AC and HRS wire may be disclosed by ASC to EDF in accordance with their Separate Agreement; provided, however, that ABB CONFIDENTIAL INFORMATION shall not be disclosed to EDF without the prior written consent of ABB.

     9.3 EXCEPTIONS. The provisions of this Article 9 shall not apply to either party's CONFIDENTIAL INFORMATION to the extent that:

     a) such information was generally known or otherwise in the public domain prior to disclosure hereunder, or becomes so known subsequent to such disclosure through no fault of the receiving party; or

     b) such information is received by the receiving party after the Effective Date of this Agreement without restriction from a third party not under an obligation to the disclosing party not to disclose it and otherwise not in violation of the disclosing party's rights; or

     c) such information is furnished to third parties by the disclosing party without a similar restriction on the third party's rights, or

     d) such information is already in the possession of the receiving party, as shown by written records, without violation of this Agreement.

     e) such information has been independently developed by the receiving party without reference to or reference on the other party's Confidential Information.

     9.4 COURT ORDER. In the event either party's Confidential Information is subpoenaed or otherwise required to be produced or made available by the other party to a third party by order of a court or governmental administrative agency, the party required to produce such information shall promptly notify the other party in writing and allow ten (10) days or, if less, the maximum amount of time possible under the circumstances, for response by the disclosing party before producing such documents. The receiving party will cooperate with the disclosing party in obtaining a protective court order or take such other action as may be appropriate under the circumstances.

     9.5 SURVIVORSHIP. The provisions of this Article 9 shall survive any termination of this Agreement.

                                   ARTICLE 10

     REPRESENTATIONS, WARRANTIES AND COVENANTS

     10.1 ASSIGNMENTS AND LICENSES. Each party represents and warrants for itself to the other party on a continuing basis that each party has the right and power to make any assignments and the right and power to grant any licenses as may be provided for in this Agreement.

     10.2 BINDING OBLIGATION. This Agreement is the valid and legally binding obligation of each party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

     10.3 NO LITIGATION OF CLAIMS. ASC represents and warrants to ABB that to the best of ASC's knowledge at the time of execution of this Agreement, there is no pending litigation or knowledge of a claim which may substantially affect ASC's ability to fulfill its obligations pursuant to this Agreement.

     10.4 AGREEMENTS WITH EMPLOYEES. Except as otherwise prevented by law, both parties will maintain with their respective employees, agents, subcontractors and consultants who perform under this Agreement and who have access to the Technology, written agreements sufficient to enable each party to perform its obligations hereunder.

     10.5 COMPLIANCE WITH LAWS. Each party will comply with all laws and regulations applicable to the performance of its obligations hereunder, including, without limitation, all safety, health and environmental laws, and will obtain all necessary government authorizations, approvals and permits required to perform the Work.

     10.6 ASC represents and warrants to ABB that the ASC/EDF Separate Agreement shall not diminish or abrogate the rights of ABB under this Agreement.

     10.7 ASC PROMISES AND COVENANTS.

     NO INFRINGEMENT. ASC shall perform the Work in a manner so that to the best of ASC's knowledge, neither the Technology being developed, the Deliverables being supplied to ABB, nor the exercise by ABB of any of the rights granted hereunder, infringes any intellectual property right of any third party; provided, however, the foregoing covenant shall not apply to patent rights, and to copyrights unless ASC knowingly infringes such copyrights.

                                   ARTICLE 11

         VISITS AND INSPECTIONS

         11.1 VISITS. ABB and any of its authorized representatives, shall have the right, with reasonable notice, during ordinary business hours to visit the offices of ASC and its subsidiaries, if any, and to visit and inspect the site or sites at which the Work is being performed, to the extent that such visits do not unreasonably interfere with the Work. These visits and inspections may include multiple week visits by ABB to participate in specific tasks that will be mutually defined, and to observe the Work in sufficient detail to make informed decisions on the direction and use of the Work as it relates to design of Transformers and Current Limiters. Any such long term visiting ABB employees or representatives shalt have signed or will sign a confidential agreement acceptable to ASC for protecting ASC Confidential Information.

     11.2 FACILITIES. ASC shall provide all reasonable facilities and assistance for the safety and convenience of such representatives during their visits, including making personnel engaged in the performance of the Work available for consultation at all reasonable times.

                                   ARTICLE 12

     PUBLICITY RELEASES

     PRIOR APPROVAL. Unless required by law or stock market regulations neither party may issue any publicity releases (including news releases and advertising) relating to this Agreement and the Work performed hereunder without the prior written approval of the other party. Such approval shall not be unreasonably withheld. ABB and ASC will coordinate their responses to any substantial inquiry from news media concerning this Agreement.

                                   ARTICLE 13

     INDEMNIFICATION AND LIMITATION OF LIABILITY

     13.1 INDEMNITY. Both parties shall protect, defend, indemnify and hold harmless the other party its agents, employees and directors from any claim, loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any breach of the representations, warranties and covenants made in Article 10; not withstanding Subarticle 10.6, ASC will indemnify ABB against any claims that the Deliverables under this agreement infringe any third party patents and copyrights.

     13.2 GENERAL INDEMNITY. Notwithstanding Subarticle 13.1 herein. each party shall protect, defend, indemnify and hold harmless the other party, its agents, employees and directors from any claim, loss, cost, liability or expense (including court costs and reasonable fees of attorneys) arising out of any injury, including death, or any property damage suffered by any third party as a result of or related to any negligent act or negligent failure to act of such parties subcontractors or its subsidiaries, or of any of their respective employees or agents in connection with or related to the Work or the performance of this Agreement except to the extent that any losses, costs, liabilities, claims or expenses are the result of any negligent act or negligent failure to act of the other party, its agents, employees and directors, such directors only when acting in their official capacity.

     13.3 CONDITIONS AND OBLIGATIONS. Each party's obligations under Subarticles
13.1 and 13.2 above are conditioned upon (i) the other party giving notice, which is timely under the particular circumstances, to such party's representative (as such representative is specifically named in Article 16 herein), of any claim made against the other party or any claim made by the other party hereunder, provided, however, notice shall be considered timely unless such party has suffered substantive or irreparable prejudice as a result of a delay by the other party in giving notice to such party in (y) the defense of such claim or (z) such party giving notice to an applicable insurer of such claim and (ii) the other party giving such party the right to control and direct any investigation, defense and settlement of such claims, provided, however, such party shall not settle,

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

compromise or resolve such claim (except if such settlement, compromise or resolution consists only of a payment of money to be made by ASC) without the prior written approval of the other party (which approval shall not be unreasonably withheld). The other party shall provide full and timely cooperation to such party in the defense or settlement of such claims.

     13.4 LIMITATION OF LIABILITY. (i) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. (ii) THE TOTAL CUMULATIVE LIABILITY OF ASC TO ABB, ARISING FROM INTELLECTUAL PROPERTY INFRINGEMENT OR IN ANY WAY CONNECTED TO THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, WHETHER IN INTELLECTUAL PROPERTY INFRINGEMENT, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE FOR DAMAGE OR LOSS OF OTHER PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, LOSS OF USE OF EQUIPMENT OR POWER SYSTEM, COST OF CAPITAL, COST OF PURCHASED OR REPLACEMENT POWER OR TEMPORARY EQUIPMENT (INCLUDING ADDITIONAL EXPENSES INCURRED IN USING EXISTING FACILITIES), CLAIMS OF CUSTOMERS OF ABB, SHALL NOT EXCEED THE FUNDING RECEIVED BY ASC FROM ABB.

                                   ARTICLE 14

     INSURANCE

     14.1 REQUIREMENTS. ASC shall not commence the Work until it obtains, and shall maintain for the term of the Agreement insurance in the types and amounts required under this Article 14, or provides equivalent protection through an insurance program.

     14.2 COVERAGE. ASC shall obtain and maintain the following insurance:

     a) General Comprehensive Liability Insurance, including Contractual Liability Insurance covering all of ASC's obligations under this Agreement subject to a single aggregate policy limit of [**] per occurrence and [**] aggregate.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

     b) Insurance or self insurance covering all of ASC's obligations under this Agreement regarding worker's compensation including employer's liability in an amount of [**] and/or all other insurance required by law in the jurisdiction in which the Work will be performed.

     c) ASC shall require that its subcontractors carry worker's compensation including Employer's Liability and General Comprehensive Liability Insurance including Contractual Liability Insurance, in the amount of [**].

     14.3 CHANGES. All commercial policies of insurance applied for or obtained to meet the requirement of this Agreement shall not be materially changed or canceled until thirty (30) days prior written notice has been given to ABB.

                                   ARTICLE 15

     TERMINATION

     15.1 TERMINATION. This Agreement may be terminated, without cause and for its convenience, by ABB at any time upon ninety (90) days written notice to ASC, but in the event that ABB terminates for convenience prior to commercialization, the licenses granted to ABB under 7.4 shall also terminate. In full discharge of any payment obligations to ASC in respect of this Agreement and such termination, ABB shall pay for costs and noncancellable commitments incurred prior to the date of termination and fair closeout costs to be negotiated by the two parties, in accordance with Article 2. ASC shall take all reasonable steps to minimize termination costs.

     15.2 If ABB fails to commit adequate funds to support the Work, and such failure results in a substantial reduction in the scope of the Work or a substantial extension of the period of performance, ASC may, by providing prompt notification of its election thereof to ABB, treat such failure as a termination by ABB pursuant to Subarticle 15.1 above, but this will only apply if ABB reduces its funding by twenty-five percent (25%) or greater as compared to the budget set forth in the schedule. Unless otherwise notified by ABB, ASC may carry forward any unexpended committed funds into succeeding contract years.

     15.3 If ASC fails to commit adequate funds, and such failure results in a substantial reduction in the scope of the Work or a substantial extension of the period of performance, ABB may, by providing prompt notification of its election thereof to ASC, treat such failure as a termination by ASC, but this will only apply if ASC reduces its funding by twenty-five percent (25%) or greater as compared to the budget set forth in the Schedule. If this Agreement terminates pursuant to this Subarticle 15.3, ABB shall not be obligated to make any further payments, beyond those due as of the date of termination, to ASC hereunder; any license granted to ABB pursuant to this Agreement shall continue; and, any license granted to ASC pursuant to this Agreement shall cease.

     15.4 TERMINATION FOR BANKRUPTCY OR INSOLVENCY. ABB may terminate this Agreement by giving ten (10) days written notice to ASC if ASC files or has filed against it any petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within thirty (30) days after filing. Such termination shall be effective as of the tenth day following such notice. If ABB terminates this Agreement pursuant to this Subarticle 15.4, ABB shall not be obligated to make any further payments, beyond those due as of the date of termination, to ASC hereunder; any license granted to ABB pursuant to this Agreement shall continue; and, any license granted to ASC pursuant to this Agreement shall cease.

     In the event ASC files for bankruptcy and a court of appropriate jurisdiction enters a final order authorizing ASC to reject this Agreement, ABB shall have the rights set forth in Section 365(n) of the Bankruptcy Code.

     15.5 SURVIVAL. The provisions of Subarticle 2.6 (Audit Rights), Article 5
(Data), Article 6 (Computer Programs), Article 7 (Intellectual Property Rights),
Article 9 (Confidentiality), Article 10 (Representations, Warranties and Covenants), Article 13 Indemnification and Limitation of Liability, Article 17 (Dispute Resolution) and Article 18 (Miscellaneous) shall survive completion or termination of this Agreement for any reason.

                                   ARTICLE 16

     NOTICES

     Any notices or communications required or permitted under this Agreement shall be in writing and personally delivered or sent to the address of each party as set forth below, or to such other address as either party may substitute by written notice to the other in any manner expressly provided for herein.

     a) Notices to ABB under this Agreement:

        1)       ABB Project Manager
                 ABB Power T&D Company Inc.
                 1021 Main Campus Drive
                 Raleigh, NC 27606

         2)       ABB Power T&D Company Inc.
                  Attn:   Manager Business Development
                  1021 Main Campus Drive
                  Raleigh, NC 27606

 (b)      Notices to ASC under this Agreement:
          American Superconductor Corporation
          Attn:    Chief Financial Officer
          Two Technology Drive
          Westborough, MA 01581


                                   ARTICLE 17

     DISPUTE RESOLUTION

     17.1 MEDIATION. If a dispute arises out of or relates to this Agreement, or any breach thereof, and if such dispute cannot be settled through direct negotiation between the parties, and if the parties mutually agree, the parties shall submit the dispute to mediation with a mediator to be mutually agreed upon by the parties. The mediation may be initiated by the written request of either party and sent to the other party and shall commence within fifteen (15) days of receipt of such notice, unless otherwise agreed by the parties. In the event the parties fail to mutually agree on mediation procedures or if the mediation fails to resolve any dispute, either party may enforce its rights in a court of competent jurisdiction.

     17.2 Each party shall bear its own expense of such mediation proceedings, unless otherwise agreed by the parties.

                                   ARTICLE 18

     MISCELLANEOUS

     18.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflicts of law principles.

     18.2 ASSIGNMENT. Except to accomplish the sale or transfer of a business unit or division, or sale or reorganization of either party, this Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party which consent shall not be unreasonably withheld.

     18.3 BENEFIT. Subject to Subarticle 18.2 above, this Agreement is binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and permitted assigns.

     18.4 WAIVER. No failure or successive failures on the part of either party, its successors or assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of either party, its successors and assigns, to enforce the same in the event of any subsequent breach or breaches by the other party hereto, its successors or assigns.

     18.5 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all previous agreements and understandings relating to the Work, including any letter agreement between the parties. This Agreement may not be altered, amended, or modified except by a written instrument signed by the duly authorized representatives of both parties.

     18.6 INDEPENDENT CONTRACTOR. ASC shall perform its obligations hereunder as an independent contractor and shall be solely responsible for its own financial obligations. Nothing contained herein shall be construed to imply a joint venture or principal and agent relationship between the parties and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

     18.7 ADDITIONAL OBLIGATIONS. At any time or from time to time on and after the Effective Date of this Agreement, ASC shall at the reasonable request of ABB
(i) deliver to ABB such records, data or other documents consistent with the provisions of this Agreement, and (ii) execute, and deliver or use its reasonable efforts to cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as ABB may reasonably deem necessary or desirable in order for ABB to obtain the benefit of this Agreement and the transactions contemplated hereby.

     18.8 WARRANTY DISCLAIMER. WITHOUT LIMITING ASC'S OBLIGATIONS PURSUANT TO ARTICLE(S) 10 AND 14 HEREIN, IN RECOGNITION THAT THE NATURE OF THE WORK INVOLVES RESEARCH AND DEVELOPMENT, ASC MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUE OR OTHERWISE, REGARDING THE WORK; AND ASC SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES FROM COURSE OF DEALING OR USAGE OF TRADE.

     18.9 HEADINGS. The Article and Subarticle headings contained in this Agreement and in the Schedule and Exhibits hereto are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement, the Schedules or the Exhibits.

     18.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18.11 FURTHER ASSURANCES. If, at any time, either party has reasonable grounds to believe that the other party may be unable to perform its obligations hereunder, the first party may in writing demand adequate assurance of due performance, and until it receives such assurance to its satisfaction it may suspend performance of its obligations hereunder.

     18.12 EXPORT REGULATIONS. All technical data or commodities of United States origin made available directly or indirectly hereunder for use outside the United States shall be used subject to and in accordance with any applicable laws and regulations of the departments and agencies of the United States Government. The recipient of such technical data or commodities agrees not to re-export, directly or indirectly, any technical data of United States origin acquired from the Disclosing Party or any commodities using such data to any destination requiring United States Government approval for such re-export until a request for approval has been submitted to and granted by the United States Government.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


ABB Transmission & Distribution          American Superconductor Corporation
Technology Ltd.

By: /s/ F. Gabella                       By: /s/ G.J. Yurek
   -----------------------------------      ----------------------------------

Print Name: F. Gabella                   Print Name: G.J. Yurek
           ---------------------------              --------------------------

Title:  Business Mgr.                    Title:    President
      --------------------------------         -------------------------------

Date:  Jan 2nd, 1998                     Date:  Jan. 2. 1998
      --------------------------------         -------------------------------

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

                            SCHEDULE TO THE AGREEMENT
                                     BETWEEN
                                   ABB AND ASC

     1.0 STATEMENT OF WORK

     1.1 The Statement of Work is attached hereto as Attachment A, which is hereby deemed incorporated and made an integral part of this Agreement.

     2.0 PERIOD OF PERFORMANCE

     Agreement will be for a four year period, covering April 1, 1997 through March 31, 2001.

     3.0 BUDGET

     The budget is set forth in this Article 3 and in Attachment B to this Schedule. The parties contemplate that the budget to perform the work will be [**].

     3.1 ABB has paid ASC 0.3 MUSD towards the development outlined in this Agreement in calendar year 1996 and ABB will pay ASC; 1.75 MUSD in calendar year 1997; including 0.7 MUSD paid prior to April 1, 1997; [**] in calendar year 1998; [**] in calendar year 1999; and [**] in calendar year 2000, and [**] in calendar year 2001, for a total of 5.0 MUSD.

     3.2 ASC will spend 5.0 MUSD total towards the development outlined in this Agreement in their Fiscal Years 1998, 1999, 2000 and 2001 with target levels of
0.625 MUSD in FY 1998, [**] in FY 1999, [**] in FY 2000, and [**] in FY 2001.
Any spending below or above target in the first fiscal years may be compensated in subsequent fiscal years.

     3.3 The Schedule of the development costs payable to ASC by ABB are detailed in Attachment B to this Schedule.

     3.4 The parties contemplate that EDF will contribute 5.0 MUSD to the Work under the provisions of the Separate Agreement.

     4.0 DELIVERABLES

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



     4.1 All deliverables identified in this Article 4 are to be made to ABB as specified by the ABB Project Manager.

     4.2.1 Technical Progress Reports

     ASC shall submit to the ABB Project Manager a technical progress report with respect to the Work at the PRB meetings.

     4.2.2 Administrative/Financial Reports

     The invoicing as identified in Article 3.1 of the Agreement shall serve as the Administrative/Financial Report; provided, however, upon request of the ABB Project Manager or the PRB, ASC shall provide to ABB or the PRB various estimates and forecasts as to the time and costs to complete the Work.

     4.3 Prototype Conductor Milestones (1)

     The milestones may be modified in preliminary design review for the [**] transformers. All values listed are minimum performance requirements with [**]. AC loss values are determined by [**] unless otherwise specified.

     4.3.1 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:

     1. [**] at [**] and in [**] to plane.

     2. [**] at [**] and in [**] to plane.

     3. [**] and operating [**] total current [**] consistent with the above [**] specifications.

     4.3.2 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:

     1. [**] at [**] and in [**] to plane.

--------
    (1)  SECTION 4.3 INCLUDES ASC CONFIDENTIAL INFORMATION UNDER THIS AGREEMENT.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

     2. [**] at [**] and in [**] to plane.

     3. [**] and operating [**] total current [**] consistent with the above [**] specification.

     4.3.3 [**] GENERATION [**] : [**] process demonstrated with characteristics of 4.3.2.

     4.3.4 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:

     1. [**] at [**] and in [**] to plane determined by a [**] measurement.

     2. [**] at [**] and in [**] to plane determined by a [**] measurement.

     3. [**] and operating [**] total current [**] consistent with the above [**] specifications.

     4.3.5 [**] GENERATION [**]: [**] completed and first production [**] with
4.3.2 specs supplied to ABB.

     4.3.6 [**] GENERATION [**]: [**] completed and [**] with 4.3.4 specs supplied to ABB.

     4.3.7 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:

     1. AC loss 0.25 mW/Am at [**] and in [**] to plane.

     2. [**] and operating [**] total current [**] consistent with the above [**] specification.

     3. [**] resistivity [**] rated current.

     4.3.8 [**] GENERATION [**]: [**] process demonstrated with the characteristics of 4.3.7.

     4.3.9 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

     1. [**] at [**] and in [**] to plane.

     2. [**] and operating [**] total current [**] consistent with above [**] specification.

     3. [**] resistivity [**] rated current.

     4.3.10 [**] GENERATION [**]: [**] available from [**], with characteristics of 4.3.7.

     4.3.11 [**] GENERATION [**]: [**] completed and [**] piece length with
4.3.9 specs supplied to ABB.2.

     4.4   Development Documentation

           To be developed by the PRB

     4.4.1 Conductor Requirement Specifications

     4.4.2 Conductor Design Specifications

     4.4.3 Test Plan

     4.4.4 Test Analysis Report

     5.0 INVOICING

     All invoicing shall make reference to this Agreement by Number and shall be mailed to ABB at the following address:

     ABB Power T&D Company Inc.
     Electric Systems Technology Institute
     Attention: Accounts Payable
     1021 Main Campus Drive
     Raleigh, NC 27606

     6.0 PROJECT MANAGERS

     a)   ABB designates    Dr. Steinar Dale as ABB Project Manager
     b)   ASC designates    Dr. Alex Malozemoff as ASC Project Manger

     7.0 AGREEMENT WITH EMPLOYEES

     a) There are no items specifically listed.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

                                  ATTACHMENT A
                        TO AGREEMENT BETWEEN ASC AND ABB
                 ASC STATEMENT OF WORK FOR HTS TRANSFORMER WIRE
                          DEVELOPMENT AND DEMONSTRATION

Wire [**] will be developed in the context of several designs being considered for an HTS transformer. The two main types of wires include 1) [**] wire with [**] and [**] for use in the [**] of the [**] and 2) an [**] with [**] for use [**] of the [**] . [**] may also be used throughout the [**] . Critical program wire performance issues include (i) [**] and [**], (ii) achieving the [**] under [**], (iii) [**] within [**] , (iv) achieving [**] in the [**], and (v) achieving an architecture with [**] during a [**].

The general HTS wire development process proceeds in three stages: first, a feasibility stage using [**]; second, a process development stage for [**]; and third, a scaleup for [**]. After feasibility, each [**] stage has an anticipated duration of approximately [**]. This program proposes to [**] this development process for a [**] prototype by using [**] throughout the entire [**], and to enable a [**] which will incorporate [**].

Through the course of the program, several generations of wire with increasingly advanced specifications (summarized in 4.3) are identified as Generation [**], with Generation [**] referring to a [**] (not taken beyond feasibility), Generation [**] referring to the level required for the [**], and Generation [**] referring to the level required for [**]. This program covers feasibility and [**] for HRS and AC wire types and for all different generations of both [**] of Generation [**] AC wire (Generation [**] is not specified) which is excluded. [**] and [**] of [**] is contingent on funding and a specific separate program for a [**]. [**] of any of the wires is also outside the bounds of the program, except for [**], which is included. These program elements and their anticipated time periods are summarized in the attached Gantt chart.

The anticipated commercial price target, averaged over the [**], is [**].

The Wire Development Program is divided into four major segments: [**], with the [**]. Major milestones are listed in Section 4.3 of the Schedule. All fields, currents, and voltages are [**] (unless otherwise specified). Generation [**] conductor specifications will be reviewed by [**] in the light of Generation [**] milestone status and [**] requirements.

HRS [**] DEVELOPMENT:

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



HRS [**] will build on the [**], with either a [**] to [**] indicated in the Schedule, Section 4.3. [**] may need to be considered depending on the design established in the [**], and [**] for this task needs to be determined.

Task 1. HRS GEN [**] FEASIBILITY. A baseline [**] for a [**] will be developed and demonstrated in [**] , with Generation [**] as in the Schedule, Section
4.3.7 [**]; and [**] rated current). Both [**] approaches to increase the [**] will be investigated.

Task 2. HRS. [**] Subject to positive results on [**] of [**] from Task 14, the feasibility of [**], consistent with [**] established by ABB by [**], will be tested at ASC [**]. Samples will also be provided to ABB for test. [**] beyond feasibility will be negotiated based on the results of this task.

Task 3. HRS GEN [**]. A [**] with the [**] and the other HTS Gen [**] will be developed in [**], starting in [**] to the [**] of Task 1 and completed by [**]. Issues of [**] will be addressed.

Task 4. HRS GEN [**]. The [**] of Task 1 will be developed for [**] and combined with the [**] of Task 3, to demonstrate by [**] with the Generation [**].

Task 5. HRS GEN [**] A [**] of Generation [**] will be established, culminating with the delivery of a [**] to ABB by [**]. Additional delivery of this [**] for the [**] will then continue after [**] outside the bounds of this program.

Task 6. HRS GEN [**] FEASIBILITY. Generation [**] will be developed in [**] meeting Section 4.3.9 specs of the Schedule ( [**], and [**]), for a feasibility milestone by [**].

Task 7. HRS GEN [**] The Generation [**] will be developed [**] , addressing [**] issues. The first [**] length will be delivered to ABB by [**]. Delivery of this [**] in production quantities will require [**] and will continue after [**] outside the bounds of this program for [**].

[**] DEVELOPMENT:

 [**] requires  [**].

Task 8. AC GEN [ **] FEASIBILITY. [**] with Generation [**] specs of Section
4.3.1 of the Schedule ([**]) will be developed via a [**] approach. Feasibility will be demonstrated in [**].

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


Task 9. AC GEN [**] FEASIBILITY. [**] with Generation [**] specs of Section
4.3.2 of the Schedule ([**]) will be developed via [**] in the [**] and [**] by cabling. Feasibility will be demonstrated in [**] by [**] .

Task 10. AC GEN [**]. [**] of the Generation [**] of Task 9 will begin on [**] and provide a [**] for delivery to ABB by [**]. Scale-up for pilot production will occur after [**]. This task is [**] on [**] such as that from the [**], and on a targeted prototype which requires AC Gen [**].

Task 11. AC GEN [**] FEASIBILITY. [**] with Generation 2 [**] of Section 4.3.4 of the Schedule ([**]) will be developed via [**] in the [**] and achieving [**] in Task 13.
Feasibility will be demonstrated in [**].

Task 12. AC GEN [**]. [**] of the Generation [**] of Task 8 will begin on [**] and provide a [**] to ABB by [**]. Scale-up for commercial production will occur after [**], [**] of this program.

CABLING:

Task 13. [**] DEVELOPMENT: This task will target [**] of HRS and/or [**] as needed to meet the total current requirements of the Gen [**] specs. In particular, [**] is expected to be required for reaching the [**] by [**] for Gen [**] and by [**] for Gen [**].

CHARACTERIZATION AND TEST:

These studies will be done in close collaboration with ABB and EDF.

Task 14. [**] FEASIBILITY TESTING. An early task will focus on demonstrating [**] in HRS [**]. This will start with [**] in applied field. Experiments comparing [**] will be conducted in collaboration with ABB. A first milestone for these experiments is targeted for [**]. [**] for the [**] will be agreed upon with ABB. If adequately [**] are obtained in these first round tests, such studies will be extended to HRS [**] and [**], with a milestone for establishing [**] by [**]. Specs for, and basic approach to, HRS [**] development will be reviewed upon the completion of this milestone.

Task 15. [**] TESTING. [**] techniques for [**] will be established for [**] and [**] will be established to monitor ongoing [**].

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


Task 16. [**] TESTING. [**] will be constructed and measured for [**] to access [**] for all generations of HRS and [**] as soon as [**] become available. These tests will confirm [**] in the [**]. Also tests of [**] in HRS and [**] will be conducted.

Task 17. [**] TESTING. [**] tests, both [**] of HRS and [ **] will be conducted as different generations become available. Specs will be established based on [**] design and manufacturing requirements, including [**] and [**] .

Task 18. PROGRAM MANAGEMENT. The technical program will be managed via an ASC program manager in accordance with this agreement.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                ATTACHMENT B: SCHEDULE OF ABB DEVELOPMENT COSTS:

                  YEAR                           ABB PAYMENT TO ASC                   ASC FISCAL YEAR

A1.               1996                           0.3 MUSD
                  Qtr. 4 1996                             0.3 MUSD                    1997

A2.               1997                           1.75 MUSD
                  Qtr. 1 1997                             0.70 MUSD                   1997
                  Qtr. 2 1997                             0.35 MUSD                   1998
                  Qtr. 3 1997                             0.35 MUSD                   1998
                  Qtr. 4 1997                             0.35 MUSD                   1998

A3.               1998                            [**]
                  Qtr. 1 1998                              [**]                       1998
                  Qtr. 2 1998                              [**]                       1999
                  Qtr. 3 1998                              [**]                       1999
                  Qtr. 4 1998                              [**]                       1999

A4.               1999                            [**]
                  Qtr. 1 1999                              [**]                       1999
                  Qtr. 2 1999                              [**]                       2000
                  Qtr. 3 1999                              [**]                       2000
                  Qtr. 4 1999                              [**]                       2000

A5.               2000                            [**]
                  Qtr. 1 2000                              [**]                       2000
                  Qtr. 2 2000                              [**]                       2001
                  Qtr. 3 2000                              [**]                       2001
                  Qtr. 4 2000                                                         2001

A6.               2001                            [**]                                2001

                 TOTAL ABB PAYMENTS TO ASC FOR 1996-2001; 5 MUSD

                       ATTACHMENT C: PROJECT REVIEW BOARD

     1- The PRB shall be composed of 2 representatives of each party, with the possibility of inviting specialists whenever required by the complexity of any item to be discussed.

     2- The PRB has the duty of:

     2.1 agreeing to any changes to the scope of the Statement of Work set forth in Attachment A, including changes in any specific targets to be achieved or any time limits.

     2.2 monitoring performance against the Statement of Work, and setting up check points for the critical results to be achieved.

     2.3 recommending action as required to achieve the objectives of the Agreement, including change of scope if convenient in the light of new developments in the field.

     2.4 monitoring cost of the work and advising the Joint Steering Committee of ABB and ASC of any change with respect to the original plan.

     3- At least one of the ABB representatives shall be a person with significant involvement in R&D on superconductivity.

     One of the ASC representatives shall be the person responsible for the implementation in ASC of the Statement of Work.

     4- The PRB shall meet quarterly, and shall have access to the necessary technical and financial documentation, which shall be provided by the Parties before the meeting.

     5- The decisions of the PRB shall be taken unanimously. In case of failure to agree, the relevant matter shall be submitted to the Joint Steering Committee of ABB and ASC for final decision.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


              ATTACHMENT D: ACS/EDF AGREEMENT, ARTICLE 4: PAY-BACK

     4.3 ROYALTIES. For [**] from [**] of HTS commercial conductors by ASC for transformers, ASC will pay to EDF a royalty of [**] on [**] HTS [**] sales. For the purpose of this royalty calculation, sales for the [**] as described under
Article 4.4 will be excluded. For the purpose of this royalty calculation, sales to ABB will be excluded the [**] and included after [**] and until [**] from the [**] of HTS [**] by ASC for transformers.

     4.4 COMMERCIAL DISCOUNTS. In recognition of EDF's contribution to the development of HTS conductors for transformers, ASC undertakes to sell any AC and HRS conductor developed by ASC under this Agreement, which is to be used in HTS transformers designated for and sold in the [**] to the manufacturers of these transformers at pricing not to exceed to the one proposed to ABB under ASC's agreement with ABB on development of AC and HRS HTS wire. The current price discount to ABB amounts to a [**] price discount from the lowest commercial price available from ASC for similar quantities for any AC and HRS HTS conductors developed by ASC under this Agreement, or any HTS conductor originating from the Work, and this discount shall not be taken into consideration in determining the lowest commercial price. When a HTS transformer is commissioned for use in the [**], EDF will notify ASC. It is agreed that ASC shall have no right to influence any negotiation between EDF and any transformer manufacturer.

The definition of a commercial conductor sale under this Agreement is sale of HRS or AC wire which is applicable to a High Temperature Superconducting Transformer which is either the [**] in the [**] of [**] HTS transformers, or the [**] in the [**] HTS transformers, whichever is sold first.

The above-mentioned discount will apply during [**] from the [**] of HTS commercial conductors for HTS transformers by one of these designated manufacturers.